UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 2, 2016 (August 31, 2016)
Adobe Systems Incorporated
(Exact name of Registrant as specified in its charter)

Delaware	0-15175	77-0019522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue
San Jose, California 95110-2704
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)
On August 31, 2016, the board of directors (the “Board”) of Adobe Systems Incorporated (“Adobe”) amended and restated the company’s bylaws (the “Restated Bylaws”) to implement proxy access. The Restated Bylaws became effective immediately upon adoption by the Board as described below.
The Restated Bylaws include a new Section 6 that permits a stockholder (or a group of up to twenty stockholders) owning at least three percent of Adobe’s outstanding shares of common stock continuously for at least three years to nominate and include in Adobe’s annual meeting proxy materials director nominees constituting up to the greater of two directors or twenty percent of the Board, provided that the stockholders and nominees satisfy the requirements specified in the Restated Bylaws.
The Restated Bylaws also require a stockholder who desires to nominate one or more persons for election as a member of the Board at Adobe’s annual meeting (other than through proxy access) to provide written notice to the company at least 90 days and no more than 120 days prior to the first anniversary of the date on which Adobe released its proxy materials to its stockholders for the prior year’s annual meeting of stockholders.  Under the bylaws that were in effect prior to this amendment, the notice period for stockholder nominations to Adobe’s Board was between the 75th and 105th day prior to the first anniversary of the date on which Adobe released its proxy materials for the prior year’s annual meeting of stockholders.
The Restated Bylaws also include other changes to the provisions in Sections 5, 7 and 16 to account for proxy access, changes to Section 21 to eliminate the requirement of an annual Board meeting, and a number of other administrative and conforming changes, including changes reflecting that, beginning at Adobe's 2013 annual meeting, all directors are elected annually.
The foregoing description is qualified in its entirety by reference to the text of the Restated Bylaws, which are filed as Exhibit 3.2 hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)         Exhibits
3.2     Amended and Restated Bylaws

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE SYSTEMS INCORPORATED

By:	/s/ Mark Garrett
Mark Garrett
Executive Vice President and Chief Financial Officer

Date: September 2, 2016

EXHIBIT INDEX

Exhibit No.	Description
3.2	Amended and Restated Bylaws

3